  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into Bank of America leases
On August 14, 2015, in connection with the acquisition of the Bank of America property, described in Item 8.01 below, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), through two wholly-owned subsidiaries of Griffin Capital Essential Asset Operating Partnership II, L.P., the operating partnership (the "Operating Partnership") of the Registrant, entered into separate Assignment and Assumption Agreements for all of the right, title, and interest, as landlord, in the Bank of America leases.
Item 8.01.    Other Events
Acquisition of Bank of America property
On June 15, 2015, Griffin Capital Corporation, the sponsor (the "Sponsor") of the Registrant, entered into a purchase and sale agreement (the "Bank of America Purchase Agreement") with two unaffiliated third parties for the purchase of two Class "B" office properties consisting of approximately 480,160 net rentable square feet located in Simi Valley, California (the "Bank of America property"). On August 14, 2015, the Sponsor assigned its interest in the Bank of America Purchase Agreement to two wholly-owned subsidiaries of the Operating Partnership and the Registrant acquired the Bank of America property.
The Bank of America property consists of two buildings: an approximately 273,240 square foot Class "B" office building ("1800 Tapo building") and an approximately 206,920 square foot Class "B" office building ("450 American building"). The Bank of America property is leased in its entirety to Bank of America, N.A. ("Bank of America"), a wholly-owned subsidiary of the parent company Bank of America Corporation ("BofA"). The purchase price for the Bank of America property was $57 million, plus closing costs. The purchase price and acquisition fees and expenses earned by the Registrant's advisor were funded with proceeds from the Registrant's public offering, a draw of $34.2 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank, N.A. serves as administrative agent and JPMorgan Chase Bank, N.A. serves as syndication agent, and $22.4 million in proceeds from a preferred equity investment made by Griffin Capital Vertical Partners, L.P., an affiliate of the Sponsor, into the Operating Partnership, in exchange for preferred units of limited partnership interest in the Operating Partnership. The Registrant's advisor earned approximately $1.1 million in acquisition fees in connection with the acquisition of the Bank of America property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.27 million in connection with the acquisition of the Bank of America property, approximately $0.05 million of which will be reimbursed or paid to the Registrant's advisor and approximately $0.22 million of which were paid to unaffiliated third parties. The acquisition fees and expenses to be paid to the Registrant’s advisor were deferred and will be paid at a future date.
BofA, through its operating subsidiaries, provides banking, financial, and real estate products and services for individual consumers, small and middle market businesses, institutional investors, large corporations, and governments worldwide. BofA (NYSE:BAC) is ranked #23 on the 2015 Fortune 500 List. BofA and Bank of America have investment grade credit ratings of 'A-' and 'A' by S&P, respectively.
The Bank of America property is located within Ventura County approximately 40 miles northwest of Downtown Los Angeles. Bank of America has a long-standing operating history in the Bank of America property, which functions as a home loan mortgage servicing center. Bank of America purchased and occupied the 450 American building in 1992 and the 1800 Tapo building in 1998, executed an 86-month sale-leaseback in November 2013, and recently consolidated employees from local offices into the Bank of America property. In addition, Bank of America invested in a cyber security center within the 450 American building, which monitors internal communications and protects external threats to BofA and its customers. The Registrant believes the Bank of America property is a business essential facility to Bank of America's overall operations due to the operational functions performed therein, Bank of America's long-standing operating history in the Bank of America property, and the capital invested in the buildings by Bank of America.
The Bank of America leases, as amended, are triple-net leases, subject to an annual cumulative cap on controllable expenses based on calendar year 2013, with remaining terms of approximately 5.4 years upon the Registrant's acquisition, expiring in December 2020. The current combined annual base rent will be approximately

$5.1 million, with 3.0% annual base rental rate increases for the remaining duration of the leases. Under the Bank of America leases, Bank of America has three five-year renewal options at 95% of fair market rent; a six-month extension option at 103% of the then current base rent if Bank of America does not exercise one of its five-year renewal options or if no renewal options remain; no termination option; and a right of first offer, subject to certain conditions. The information related to the Bank of America leases in this Item 8.01 description is qualified in its entirety by the 1800 Tapo building lease and the 450 American building lease, which are attached as Exhibits 10.1 and 10.2 hereto.
The going-in capitalization rate for the Bank of America property is approximately 9.0%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from Bank of America including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that Bank of America will perform its obligations under its lease agreements during the next 12 months.
Griffin Capital Essential Asset Property Management II, LLC will be responsible for managing the Bank of America property and will be paid management fees in an amount of 3.0% of the gross monthly revenues collected from the Bank of America property. Griffin Capital Essential Asset Property Management II, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered from the tenant.
Item 9.01.    Exhibits
(d)    Exhibits.
10.1    1800 Tapo building lease for the Bank of America property dated November 2013
10.2    450 American building lease for the Bank of America property dated November 2013

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: August 19, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary